Exhibit 32

Section 1350 Certification

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I, Suzanne Sitherwood, Chairman of the Board and Chief Executive Officer of Laclede Gas Company, hereby certify that

(a)
To the best of my knowledge, the accompanying Amendment No. 1 to the quarterly report on Form 10-Q/A for the quarter ended March 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(b)
To the best of my knowledge, the information contained in the accompanying Amendment No. 1 to the quarterly report on Form 10-Q/A for the quarter ended March 31, 2014 fairly presents, in all material respects, the financial condition and results of operations of Laclede Gas Company.

Date:	May 15, 2014	Signature:	/s/ Suzanne Sitherwood
Suzanne Sitherwood
Chairman of the Board and Chief Executive Officer

Section 1350 Certification

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I, Steven P. Rasche, Chief Financial Officer of Laclede Gas Company, hereby certify that

(a)
To the best of my knowledge, the accompanying Amendment No. 1 to the quarterly report on Form 10-Q/A for the quarter ended March 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(b)
To the best of my knowledge, the information contained in the accompanying Amendment No. 1 to the quarterly report on Form 10-Q/A for the quarter ended March 31, 2014 fairly presents, in all material respects, the financial condition and results of operations of Laclede Gas Company.

Date:	May 15, 2014	Signature:	/s/ Steven P. Rasche
Steven P. Rasche
Chief Financial Officer